UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2008

NBTY, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-31788	11-2228671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Smithtown Avenue
Ronkonkoma, New York		11779
(Address of Principal Executive Offices)		(Zip Code)

(631) 567-9500

(Registrant’s telephone number, including area code)

90 Orville Drive, Bohemia, New York 11716

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 31, 2008, NBTY, Inc. (the “Company”) entered into new employment agreements with our Chairman and Chief Executive Officer, Scott Rudolph, and our President and Chief Financial Officer, Harvey Kamil (the “new agreements”). The new agreements, effective as of March 1, 2008, replace their previous agreements with the Company that were entered into on October 1, 2002 and which expired on September 30, 2007. The terms of the new agreements are described below, however the descriptions are not complete and are qualified in their entirety by reference to the new agreements, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

The new agreements provide for three-year terms with automatic annual renewal unless either party gives notice of non-renewal.  The new agreements also provide for (i) a base salary of $925,000 per year and of $600,000 per year for Rudolph and Kamil, respectively (in each case, subject to increase upon annual review, but in no event shall the increase over the prior year’s base salary be less than the percentage increase in the Consumer Price Index), (ii) the opportunity to receive an annual bonus, payable in cash, with a target amount of 100% of the executive’s base salary and a maximum of 200% of the executive’s base salary, (iii) an opportunity to receive stock-based awards as determined by the Compensation Committee, (iv) the right to participate in all welfare benefit plans and programs maintained by the Company and to receive such other employment benefits as the Company may provide, including a Company-leased car at a maximum rental cost to the Company of $2,500 per month and $2,000 per month for Rudolph and Kamil, respectively.

If the executive is terminated without cause or resigns for good reason, the new agreements provide for severance equal to the sum of (i) base salary through the date of termination, (ii) three times executive’s base salary in effect immediately prior to such termination and (iii) three times the average actual annual bonus earned by executive in the three fiscal years preceding the year of termination. In addition, the Company will continue to provide health and life insurance for three years following termination and all outstanding equity incentive awards shall immediately vest and any then outstanding stock options or similar awards shall remain exercisable for a period of one year from the date of termination (or, if earlier, the end of the option term).

The new agreements also provide for gross-up payments should it be determined that any payment or distribution by the Company to or for the benefit of the executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

The new agreements contain non-competition and non-solicitation provisions that apply during the term of the agreement and for a one-year period beyond the expiration of the agreement in the case of non-competition and non-solicitation of customers and for a two-year period in the case of non-solicitation of employees.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description:

10.1	Employment Agreement between NBTY, Inc. and Scott Rudolph, dated as of March 1, 2008.

10.2	Employment Agreement between NBTY, Inc. and Harvey Kamil, dated as of March 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2008

NBTY, INC.

By:

/s/

Harvey Kamil

Harvey Kamil
President and Chief Financial Officer